CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan of our report dated June 25, 1998, with respect to the statement of net assets available for benefits, with fund information of the Arch Coal, Inc. Employee Thrift Plan as of December 31, 1997 included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                                        /s/ Ernst & Young LLP
                                                       -------------------------
Louisville, Kentucky                                   Ernst & Young LLP
June 28, 1999